SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, D.C.  20549



                           FORM 8-K



                        CURRENT REPORT

              Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934



 Date of Report                               February 9, 2004
 (Date of earliest event reported)            February 7, 2004


                Heartland Financial USA, Inc.
    (Exact name of Registrant as specified in its charter)


                           Delaware
        (State or other jurisdiction of incorporation)


        0-24724                             42-1405748
 (Commission File Number)                (I.R.S. Employer
                                       Identification Number)



 1398 Central Avenue, Dubuque, Iowa                  52001
 (Address of principal executive offices)          (Zip Code)



                          (563) 589-2100
     (Registrant's telephone number, including area code)

Item 5.  Other Information

     On February 7, 2004, Heartland Financial USA, Inc., a Delaware corporation ("Heartland"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Rocky Mountain Bancorporation, Inc., a Montana corporation ("Rocky Mountain"), which provides for the merger of RMB Acquisition Corporation, a wholly-owned subsidiary of Heartland, with and into Rocky Mountain. In connection with the Merger Agreement, Heartland entered into a voting agreement with the individual directors and executive officers of Rocky Mountain pursuant to which they agreed to vote the shares of Rocky Mountain common stock they own in favor of the merger. The voting agreement covers approximately 25% of the outstanding shares of Heartland common stock.

     A copy of a Press Release, dated February 9, 2004, issued by Heartland and Rocky Mountain relating to the merger is attached as Exhibit 99.1 and is incorporated herein by reference. A copy of the Merger Agreement is attached as Exhibit 99.2.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

          (a)  Financial Statements of Business Acquired.

               None.

          (b)  Pro Forma Financial Information.

               None.

          (c)  Exhibits.

               99.1 Press Release dated February 9, 2004.
               99.2 Agreement and Plan of Merger, among Heartland
               Financial USA,Inc., RMB Acquisition Corporation and Rocky Mountain Bancorporation, Inc., dated as of
               February 7, 2004.


                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              HEARTLAND FINANCIAL USA, INC.

Dated: February 9, 2004       By: /s/ John K. Schmidt
                                  _________________________
                                  John K. Schmidt
                                  Executive Vice President
                                  and Chief Financial Officer